Exhibit 10.19

SUMMARY OF COMPENSATION OF EXECUTIVE OFFICERS

Anheuser-Busch Companies, Inc. (the “Company”) does not have employment agreements with any of its executive officers. The following is a description of executive officer compensation.

On November 23, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the annual base salaries effective January 1, 2006, of the Company’s executive officers after review of performance and competitive market data. The following table sets forth the 2006 base salary of the Company’s Named Executive Officers (which officers were determined by reference to the Proxy Statement for the Company’s 2006 Annual Meeting of Stockholders, dated March 9, 2006). The 2006 base salaries are the same as the 2005 base salaries for these executives.

Name and Position	2006 Base Salary
Patrick T. Stokes President and Chief Executive Officer	$1,526,745

August A. Busch III Chairman of the Board	$600,000

August A. Busch IV Vice President and Group Executive	$950,000

W. Randolph Baker Vice President and Chief Financial Officer	$615,000

Douglas J. Muhleman Group Vice President, Brewing, Operations and Technology, Anheuser-Busch, Incorporated	$574,750

No bonus payments were made to the Company’s Named Executive Officers for 2005. Information regarding 2006 bonuses is contained in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 22, 2006.

Also on November 23, 2005, the Committee approved grants of ten year incentive and non-qualified stock option awards to approximately 2,800 officers and management employees of the Company and its subsidiaries and affiliates eligible to receive such awards under the Company’s 1998 Incentive Stock Plan including the Named Executive Officers for 2005. In addition, the Committee approved performance-vesting restricted stock awards to Executive Officers of the Company including the Named Executive Officers for 2005 and service-vesting restricted stock awards to approximately 2,800 officers and management employees of the Company and its subsidiaries and affiliates eligible to receive such awards under the 1998 Incentive Stock Plan. All such awards of restricted stock were effective January 1, 2006. The 1998 Incentive Stock Plan, as amended, is attached as Appendix C to the Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders, dated March 10, 2005.

Information concerning the stock option awards to the Company’s Named Executive Officers is contained in Form 8-K dated November 23, 2005, and filed by the Company with the Securities & Exchange Commission on November 29, 2005. Performance-vesting restricted stock awards made to the Company’s Named Executive Officers are set forth below:

Name and Position	Restricted Stock Awards
Patrick T. Stokes President and Chief Executive Officer	42,915

August A. Busch III Chairman of the Board	21,363

August A. Busch IV Vice President and Group Executive	22,698

W. Randolph Baker Vice President and Chief Financial Officer	9,508

Douglas J. Muhleman Group Vice President, Brewing, Operations and Technology, Anheuser-Busch, Incorporated	8,886

The Company has provided additional information regarding compensation awarded to Named Executive Officers in respect of and during the year ended December 31, 2005, in the Proxy Statement for the Company’s 2006 Annual Meeting of Stockholders dated March 9, 2006, which has been filed with the Securities and Exchange Commission.